                             CONTRIBUTION AGREEMENT


                                     BETWEEN


                          INVESCO REALTY ADVISORS, INC.

                                       AND


                     BRANDYWINE OPERATING PARTNERSHIP, L.P.,
                    NICHOLS LANSDALE LIMITED PARTNERSHIP, III

1.       CONTRIBUTION OF PROPERTY................................................................................1

         1.1      Description of the Property....................................................................1

         1.2      Limitation on Property.........................................................................3

         1.3      Schedule of Values and Removal of a Parcel.....................................................3

2.       FORMATION OF COMPANY; CONTRIBUTION OF FUNDS.............................................................3

         2.1      Contribution Procedures........................................................................3

         2.2      Tax Treatment of Contribution..................................................................4

         2.3      Future Development Deals.......................................................................4

3.       SURVEY, TITLE COMMITMENT AND INSPECTIONS................................................................5

         3.1      Title..........................................................................................5

         3.2      Survey.........................................................................................5

         3.3      Other Information..............................................................................5

         3.4      Inspection Period..............................................................................5

         3.5      Inspections....................................................................................6

         3.6      Review of Service Contracts and Personal Property Leases.......................................6

         3.7      Approval of Additional Service Contracts and Personal Property Leases..........................6

         3.8      Tenant Lease Approvals.........................................................................7

         3.9      Permanent Loan.................................................................................7

4.       REPRESENTATIONS, WARRANTIES AND COVENANTS...............................................................8

         4.1      Developer's Representations and Warranties.....................................................8

         4.2      Knowledge Defined.............................................................................13

         4.3      Developer's Covenants.........................................................................13

         4.4      Indemnity For Breach by Developer.............................................................16

         4.5      Investor's Representations and Warranties.....................................................16

5.       CONDITIONS OF CLOSING..................................................................................16

         5.1      Closing Conditions For Investor's Benefit; Removal of a Parcel................................16

         5.2      Conditions Precedent for Developer's Benefit..................................................19

6.       CLOSING................................................................................................20

         6.1      Closing.......................................................................................20

         6.2      Title Assurance...............................................................................22

         6.3      Delivery of Documents, Possession, Keys and Other Items.......................................22

         6.4      Closing Costs; Transfer Taxes.................................................................23

         6.5      Security Deposits.............................................................................23

7.       PRORATIONS.............................................................................................23

         7.1      Taxes.........................................................................................23

         7.2      Rents.........................................................................................23

         7.3      Operating Costs...............................................................................23

         7.4      Utility Deposits..............................................................................24

         7.5      Insurance Premiums............................................................................24

         7.6      Leasing Commissions...........................................................................24

         7.7      Other Income and Expenses.....................................................................24

         7.8      Adjustments; Reproration......................................................................24

8.       SURVIVAL...............................................................................................24

         8.1      Survival......................................................................................24

9.       COMMISSIONS............................................................................................24

         9.1      Developer's Indemnity.........................................................................24

         9.2      Investor's Indemnity..........................................................................25

10.      FURTHER INSTRUMENTS....................................................................................25

         10.1     Further Instruments...........................................................................25

11.      TERMINATION AND REMEDIES...............................................................................25

         11.1     Developer's Default...........................................................................25

         11.2     Investor's Default............................................................................26

         11.3     Costs and Expenses; Limitation................................................................27

12.      RISK OF LOSS...........................................................................................27

         12.1     Casualty Prior to Closing.....................................................................27

         12.2     Condemnation..................................................................................28

13.      PROVISIONS REGARDING HAZARDOUS SUBSTANCES..............................................................28

         13.1     Definitions...................................................................................28

         13.2     Developer's Representations and Warranties....................................................30

         13.3     Environmental Covenant........................................................................32

         13.4     Environmental Indemnification.................................................................32

         13.5     Rights Cumulative.............................................................................34

14.      NO ASSUMPTION..........................................................................................34

         14.1     No Assumption.................................................................................34

15.      NOTICES................................................................................................34

         15.1     Notices.......................................................................................34


16.      MISCELLANEOUS..........................................................................................35

         16.1     Entire Agreement..............................................................................35

         16.2     Counterparts..................................................................................35

         16.3     Time of the Essence...........................................................................35

         16.4     Assignment....................................................................................35

         16.5     Dates.........................................................................................35

         16.6     Binding on Successors and Assigns.............................................................35

         16.7     Records.......................................................................................35

         16.8     Attorneys' Fees...............................................................................36

         16.9     Confidentiality and Public Disclosure.........................................................36

         16.10    Termination...................................................................................36

         16.11    Reporting Person..............................................................................36

         16.12    Paragraph Headings............................................................................36

         16.13    Approvals.....................................................................................36

         16.14    Facsimile Signatures..........................................................................36

         16.15    Exculpation...................................................................................37

         16.16    AS IS.........................................................................................37

         16.17    Governing Law.................................................................................38


         Exhibit A - List of Properties By Address and Value
         Exhibit B - Legal Descriptions
         Exhibit C-1 - Exceptions to Developer Warranties
         Exhibit C-2 - Exceptions to End of Inspection Period
         Exhibit D - Due Diligence Items
         Exhibit E - Special Warranty Deed
         Exhibit F - Bill of Sale
         Exhibit G-1 - Tenant Estoppel Letter
         Exhibit G-2 - Subordination and Non-Disturbance Agreement
         Exhibit H - Partnership Agreement
         Exhibit I - Management and Leasing Agreement
         Exhibit J - Escrow Agreement

                                                                             iii

                             CONTRIBUTION AGREEMENT
                             ----------------------


         THIS CONTRIBUTION AGREEMENT (the "Agreement") is entered into between INVESCO REALTY ADVISORS, INC., a Delaware corporation, (the "Investor") and BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("BOP") and NICHOLS LANSDALE LIMITED PARTNERSHIP, III, a Pennsylvania limited partnership ("NLL" and, together with BOP, the "Developer").

1. CONTRIBUTION OF PROPERTY

         1.1 Description of the Property. In consideration of the terms and conditions hereinafter set forth, Developer shall contribute, or cause to be contributed, to the limited partnership (the "Company") to be formed pursuant to the Agreement of Limited Partnership (as hereinafter defined) the various existing industrial properties expressly identified on Exhibit A attached hereto and being all of the following described property (collectively, the "Property"):

         (a) Land. The real property at the addresses identified on Exhibit A attached hereto and more fully described on Exhibit B attached hereto, together with all rights and appurtenances pertaining to such real property, including, without limitation, all cross access/reciprocal access easements and any and all right, title, and interest of Developer in and to adjacent roads, alleys, easements, streets and ways (collectively, the "Land");

         (b) Improvements. All physical improvements, structures and fixtures owned by Developer and placed, constructed or installed on the Land (collectively, the "Improvements");

         (c) Personal Property. All (i) mechanical systems and related equipment owned by Developer and either attached to the Improvements or located upon the Land, including, but not limited to, electrical systems, plumbing systems, heating systems and air conditioning systems, (ii) maintenance equipment, supplies and tools owned by Developer and used in connection with the Improvements, (iii) other machinery, equipment, fixtures, supplies (including marketing supplies) and tangible personal property owned by Developer and located in or on or used in connection with the Land or the Improvements or the operations thereon; and (iv) Developer's residual or lien rights in personal property of tenants under leases (but excluding any personal property of tenants in which the landlord has no rights) (collectively the "Personal Property");

         (d) Tenant Leases. Developer's interest in leases and rental agreements with tenants occupying space situated in the Improvements or otherwise having contractual rights with regard to use of the Land or the Improvements, (copies of all such leases and agreements entered into as of the date hereof having been provided to Investor) and those additional tenant leases approved or deemed approved by Investor pursuant to the terms hereof between the date hereof and

Closing (as defined in Section 6.1 hereof) (collectively, the "Tenant Leases"), and all existing unapplied security deposits or like payments, if any, paid by tenants under the Tenant Leases or other security provided in connection with the Tenant Leases and identified on the Rent Roll (as defined in Section 4.1 hereof);

         (e) Service Contracts. Developer's interest in all (i) brokerage contracts relating to the Land or Improvements; (ii) maintenance, repair, service and pest control contracts (including but not limited to janitorial, elevator and landscaping agreements) relating to the Land or Improvements; and
(iii) other contracts pursuant to which services or goods are provided to the Land or Improvements, not to include any management agreement affecting the Land or Improvements (the "Service Contracts"); provided, at the Closing the Company shall, unless Investor otherwise consents, be obligated to acquire and assume obligations under, only those Service Contracts under which Developer is not in default on the Closing Date and which are approved or deemed approved by Investor pursuant to Section 3.6 of this Agreement;

         (f) Personal Property Leases; Leased Personalty. Developer's interest in all leases (the "Personal Property Leases") covering furniture, fixture and equipment located in or on and used in connection with the Land or the Improvements or the operations thereon (the "Leased Personalty"), which shall survive the Closing; provided, at the Closing the Company shall be obligated to acquire and assume obligations under only the Personal Property Leases under which Developer is not in default on the Closing Date and which are approved or deemed approved by Investor pursuant to Section 3.6 of this Agreement;

         (g) Warranties, etc. Developer's interest in all warranties, guaranties and bonds relating to the Land, the Improvements, the Personal Property or the Leased Personalty, to the extent the same are assignable through reasonable efforts by Developer; provided, however, for all construction contracts executed by Developer after the date hereof relating to the Improvements all contractor's and manufacturer's warranties for Improvements must be assignable and assigned at Closing to the Company;

         (h) Plans. All site plans, surveys, plans and specifications (including, but not limited to the Plans and Specifications as defined in Section 3.3), floor plans, art work, brochures, and tenant correspondence files in Developer's possession or in the possession of Developer's leasing and management agents for the Property and which relate specifically to the Land, the Improvements or the Personal Property; and

         (i) Intangible Property. All intangible property owned or held by Developer or in which Developer has an interest, if any, to the extent exclusively used in connection with any of the Land or the Improvements or the operations thereon, and the right to the use thereof, including but not limited to Developer's rights under governmental permits or approvals (to the extent same are assignable), and the right to the use of (without warranty as to exclusivity or otherwise) the names, trade marks, trade names and telephone numbers and listings employed exclusively in connection with the Land or the Improvements or the operations thereon (the "Intangible Property").

         1.2 Limitation on Property. Investor hereby acknowledges that Developer owns other properties, some of which are adjacent to certain parcels of the Land ("Developer's Other Land") and that Developer has no obligation to convey any portion of Developer's Other Land in connection with this transaction, or any of the rights which may be associated with Developer's Other Land, such as easements or residual interest in streets or roads. In the event there are any Service Contracts, Personal Property Leases, warranties or other items which are included in the definition of the Property but which also apply to Developer's Other Land and which Investor does not object to pursuant to Section 3.6, Developer shall amend such agreements to separate the Property from Developer's Other Land prior to Closing. In the event that there is any Personal Property which Developer utilizes at both the Property and Developer's Other Property, the parties shall make an appropriate allocation of such Personal Property such that the Company receives either Personal Property or other consideration equal to the value of the Personal Property utilized at the Property (e.g. if Developer uses two pieces of equipment, both of equal value and both equally between the Property and Developer's Other Property, Developer would transfer one piece to the Company at Closing and retain the other piece). The Property shall not include Tenant Leases, Service Contracts and Personal Property Leases that are terminated or expire prior to Closing.

         1.3 Schedule of Values and Removal of a Parcel. The Property consists of separate parcels in various jurisdictions, each of which is herein referred to as a "Parcel". Each Parcel has a portion of the Contribution Amount (as defined in Section 2.1) ascribed to it, as set forth on Exhibit A and designated thereon as "Final", which ascribed amount is referred to herein as the "Parcel Value". If a Parcel is removed from the Property pursuant to the provisions of this Agreement, the Contribution Amount will be reduced, dollar for dollar by the Parcel Value of the Parcel so removed. It is of material importance to this transaction that a sufficient number of Parcels remain part of the Property. Therefore, if two Parcels in any one geographic area designated as such on Exhibit A are removed from the Property, all other Parcels in such geographic area shall be considered "Key Parcels". In addition, if the Parcel Value of a Parcel being removed exceeds or is less than the "Preliminary" amounts for such Parcel designated on Exhibit A, by more than $200,000 and the parties are unable to agree on a mutually acceptable Parcel Value after good-faith discussions, either Investor or Developer may elect to terminate this Agreement by written notice thereof to the other and, except for such obligations and indemnities that expressly survive the termination of this Agreement, the parties shall have no further right or obligation hereunder. The Parcel Values are solely for purposes of determining the amount by which the Contribution Amount should be reduced in the event that a Parcel is removed from the Property but are not otherwise indicative of the value of any Parcel for any other purpose.

         1.4 Contribution of Partnership Interests. Developer may elect, with the approval of Investor, which shall not be unreasonably withheld, to contribute the portion of the Land and Improvements which are located in the State of New Jersey to a newly-formed Delaware limited liability company of which BOP is the sole member and, in lieu of deeding such Property to the Company, transferring all of its interest in such limited liability company to the Company.

2. FORMATION OF COMPANY; CONTRIBUTION OF FUNDS

         2.1 Contribution Procedures. When the conditions to Closing set forth in Sections 5.1 and 5.2 have been satisfied or waived by the party for whose benefit the conditions are included, the following shall occur:

         (a) Execution of Partnership Agreement. Investor shall create two entities, or shall assign its interest in this Agreement to such entities pursuant to Section 16.4. One of such entities (the "General Partner") shall execute the Partnership Agreement in the form of Exhibit H attached hereto and made a part hereof (the "Partnership Agreement") as a general partner, another of such entities (the "Limited Partner") and Developer shall execute the Partnership Agreement as limited partners.

         (b) Contribution of Funds. Subject to the adjustments provided for herein, Investor shall contribute to the Company an amount (herein referred to as the "Contribution Amount") in cash equal to the sum of (A) $101,612,491.00, less the net proceeds of the Permanent Loan applied under Section 2.1(d), and
(B) the amount of Investor's share of the Closing Costs. The Contribution Amount is subject to reduction by reason of the removal of a Parcel from the Property as described in Section 1.3. Although General Partner and Limited Partner shall be jointly and severally liable for the obligation to contribute the Contribution Amount, it is intended that General Partner shall contribute 1% of the Contribution Amount and Limited Partner shall contribute the remainder.

         (c) Contribution of Property. Developer shall contribute and convey, or cause to be contributed and conveyed, the Property to the Company pursuant to the terms hereof.

         (d) Application of Contribution Amount. The Contribution Amount and the net proceeds of the Permanent Loan shall be applied by the Company as follows:
(1) first, to pay the Closing Costs, (2) second, to pay in full the lesser of the release price or the principal balance of any existing mortgage loans on the Property, (3) third, the remainder directly to the Developer at Closing.

         (e) Management and Leasing Agreement. The Company and Brandywine Realty Services Corporation ("BRSCO"), or another entity designated by Developer and reasonably approved by Investor, shall enter into the Management and Leasing Agreement in the form of Exhibit I, attached hereto (the "Management Agreement").

         2.2 Tax Treatment of Contribution. Upon completion of the events described in Section 2.1, the transaction contemplated hereby will be treated as a sale for federal income tax purposes.

         2.3 Deposit. Within two (2) business days after the end of the Inspection Period (as hereinafter defined), Investor will deposit with the Title Company (as hereinafter defined), pursuant to an Escrow Agreement in the form attached as Exhibit J, the sum of Two Million Dollars ($2,000,000) (together with interest earned thereon, the "Deposit"). At Closing, the Deposit will be made available to the Company for application in accordance with Section 2.1(d) and will be credited to the Contribution Amount due from Investor. If Investor timely and properly terminates this Agreement pursuant to any provision hereof, the Deposit will be released to Investor. If Investor defaults under this Agreement, the Deposit will be applied pursuant to Section 11.2.

3. SURVEY, TITLE COMMITMENT AND INSPECTIONS

         3.1 Title. Developer has delivered existing title reports and/or policies and current title commitments to Investor (the "Title Commitment") from Commonwealth Title Insurance Company, Beverly Greisse, National Title Division, Dallas, Texas (the "Title Company") for an ALTA Owner's Title Policy (1970 Form) (the "Owner's Policy"), with extended coverage, accompanied by true, correct and legible copies of all recorded instruments affecting title to the Property, and committing to issue the Owner's Policy to the Company in the approximate amount of $102,912,491.00, (herein called the "Title Policy Amount"). Investor has reviewed the Title Commitment and notified Developer of exceptions appearing in the Title Commitment, or if any aspect of the Survey (as defined in Section 3.2 hereof), which are unacceptable to Investor (the "Title Objections"). Developer shall use reasonable efforts to attempt to eliminate or modify the Title Objections, but shall have no obligation to remove exceptions of a non-monetary nature. Developer will notify Investor within five (5) business days of Developer's receipt of Investor's notice as to which, if any of the Title Objections will not be removed. In the event Developer is unable or unwilling to modify and/or eliminate any Title Objections to Investor's satisfaction and Developer and Investor have not entered into a written agreement in regard to the modification or elimination of such Title Objections, Investor shall be entitled to terminate this Agreement or proceed to Closing, in which event the Company will accept title to the Property subject to such unacceptable exceptions without offset or deduction from the Contribution Amount. In the event of such termination, the parties shall have no further right or obligation hereunder. All exceptions appearing in the Title Commitment (or any update) or the Survey which are not Title Objections (or as to which Investor relinquishes its objection) are herein referred to as the "Permitted Exceptions." Developer shall be obligated to eliminate at or prior to the Closing all mortgage liens, absolute and/or collateral assignments and other similar monetary exceptions to the title to the Property, which Developer may do by application of the Contribution Amount in accordance with Section 2.1.

         3.2 Survey. Developer has delivered to Investor its historic surveys of the Land prepared and certified by a duly licensed engineer or land surveyor. Investor has ordered updated surveys of the Land (the "Survey"). Upon completion of the Survey and Investor's approval thereof, the legal description on Exhibit B shall be modified, if necessary, to conform to the legal description set forth on the Survey; provided, however, that such new legal description will be used only in a quitclaim deed and not in the deed described in Section 6.1(a)(i).

         3.3 Other Information. Developer has furnished Investor with the items described on Exhibit D attached hereto (collectively, the "Due Diligence Items") including, without limitation, the plans and specifications of the Improvements (the "Plans and Specifications").

         3.4 Inspection Period. As of June 4, 1999 (the period up to and including such date being herein called the "Inspection Period"), Investor has obtained investment committee approval for this transaction, subject to the exceptions set forth on Exhibit C-2 attached hereto. Subject to the last sentence of Section 5.1, if Investor is not satisfied as to any condition set forth on Exhibit C-2 and designated as a "Condition of Closing", Investor may, in its sole discretion, terminate this Agreement with respect to the Property affected by such condition by delivering written notice to Developer, time being of the essence. If Investor does not elect to terminate this Agreement with respect to the Property affected by such condition prior to Closing, Investor shall be deemed to have waived its right to terminate this Agreement pursuant to this Section 3.4 and the condition contained in Section 5.1(c) shall be deemed to have been satisfied. Investor and Developer acknowledge and agree that, notwithstanding the first sentence of this Section 3.4, Investor shall have until 5:00 p.m. EST on June 11, 1999 (the "Metropolitan Additional Period") to complete its environmental due diligence on the Metropolitan Industrial Park, Trevose, PA. If Investor is not satisfied with the result of its environmental investigation, Investor, prior to the expiration of the Metropolitan Additional Period, shall advise Developer in writing of its specific concerns, provide Developer with copies of its Phase I and Phase II reports for such site, and elect to remove the Metropolitan Industrial Park from the transaction (the "Metro Termination Notice"), all other terms and conditions of this transaction continuing to remain in full force and effect. If Investor gives the Metro Termination Notice to Developer, the Contribution Amount shall automatically be reduced to $82,912,491, the term "Property" shall be deemed to exclude the Metropolitan Industrial Park, and, subject to the remaining terms hereof, the parties shall proceed to Closing on the remaining Parcels in the Property.

         3.5 Inspections. Upon at least 24 hours' prior notice to Developer, Investor may during normal business hours, prior to the Closing Date (as defined in Section 6.1 hereof), personally, or through others, make such inspections, tests and investigations of the Property (including, without limitation, borings and physical samplings) and such examinations of the books, records, leasing files, contracts, agreements and other instruments of Developer relating to the development, construction and operation of the Property as Investor deems necessary or advisable, which tests may include, among other examinations, a Phase I Environment Site Assessment (the "Phase I ESA"). For purposes of the inspections, tests and investigations contemplated by this Section 3.5, upon receiving a telephonic or written request from Investor in advance, Developer shall give those persons inspecting the Property, at Investor's request, reasonable access to the Property and to the leased premises located thereon, which access shall not unreasonably interfere with contractors and tenants in possession, if any, or violate the terms of any Tenant Leases or construction contracts. Access to the Property for any such inspection shall be conditioned upon Investor or the inspector providing Developer with acceptable evidence of liability insurance naming Developer and Brandywine Realty Trust ("BRT") as additional insureds. The actual, third party costs of the inspections, tests and investigations undertaken by Investor pursuant to this Section 3.5 (the "Inspection Costs") shall be borne by Investor and shall be included in the Closing Costs to be funded by Investor under Section 2.1(b) hereof. Investor shall indemnify and hold Developer, BRT and their subsidiaries harmless from and against any and all liens, loss, costs, claims, damage and expense, including reasonable attorneys' fees, for the costs of such inspections, tests and investigations and for physical damage to property or bodily injury to persons caused by Investor's or Investor's agents' inspection, testing and/or investigation of the Property prior to the Closing Date. The indemnities and reimbursement obligations of Investor contained in this Section 3.5 shall survive the Closing or the earlier termination of this Agreement. The right of access to the Property granted hereby shall in no way be construed as giving Investor or the Company possession of or any legal or equitable title to the Property prior to the Closing.

         3.6 Review of Service Contracts and Personal Property Leases. Investor has reviewed and approved all Service Contracts or Personal Property Leases.

         3.7 Approval of Additional Service Contracts and Personal Property Leases. After the date hereof, Developer shall deliver to Investor copies of any Service Contracts and Personal Property Leases not previously approved by Investor which Developer desires to enter into. Investor shall determine whether any of such Service Contracts or Personal Property Leases are objectionable to Investor and, if so, inform Developer in writing within seven (7) business days of receipt of same of its election not to have the Company acquire and assume obligations under such objectionable Service Contracts or Personal Property Leases and the reasons therefor. Within five (5) days after its receipt of such written notice or such longer period as may reasonably be required, but in no event later than the date which is two (2) business days before the Closing Date, Developer, at Developer's sole cost and expense, shall either (i) not enter into such Service Contracts and/or Personal Property Leases or (ii) take the necessary steps to cure such objections or assure that such objectionable Service Contracts or Personal Property Leases will not encumber the Property or be an obligation of the Company on or after the Closing. Failure of Investor to object to any such Service Contracts or Personal Property Leases within such seven (7) day period, shall constitute Investor's approval of such Service Contract or Personal Property Leases; provided, however, in no event shall any such Service Contract be approved or deemed approved that (x) would violate or not comply with the provisions of Section 3.3 of the Partnership Agreement, and/or (y) is not terminable on 30 days' notice without penalty. The provisions of this Section 3.7 shall not apply to any additional Service Contract or Personal Property Lease if: (i) the net present value (using an 8% discount rate) of anticipated payments thereunder would be less than $100,000; and (ii) it is terminable on thirty (30) days' notice without penalty; and (iii) it does not create any unrelated business taxable income for Investor or the Company.

         3.8 Tenant Lease Approvals. After the date hereof, as soon as Developer commences discussion with any prospective tenant or any broker for any prospective tenant Developer shall deliver to Investor an outline of the business terms (the "Lease Terms") being discussed for Investor's review and approval. In addition, each time Developer (i) circulates a draft of a lease agreement with a prospective tenant Developer shall furnish Investor a copy of such lease draft, or (ii) proposes a lease agreement to be executed with respect to each Tenant Lease Developer desires to enter into and which has not been previously approved by Investor, Developer shall furnish a copy to Investor for Investor's approval. Investor shall notify Developer of its approval or disapproval (a) of the Lease Terms within five (5) business days following receipt of same, and (b) of any lease agreement within seven (7) business days following receipt of the final form of same. Investor's failure to respond within either such period shall constitute Investor's approval of such Lease Terms and lease agreement, respectively; provided, however, in no event shall any lease be approved or deemed approved that would violate or not comply with the provisions of Section 3.3 of the Partnership Agreement.

         3.9 Permanent Loan. Investor shall have the right to seek permanent financing (herein, the "Permanent Loan") and shall use commercially reasonable efforts to obtain and consummate the Permanent Loan. The terms of the Permanent Loan and the documents evidencing, governing and securing the Permanent Loan shall be subject to Investor's sole discretion, provided in no event shall the principal balance of the Permanent Loan be less than fifty-five percent (55%) nor exceed seventy percent (70%) of the Title Policy Amount, as such may be reduced due to a Parcel removal pursuant to Section 5.1. The Investor will bear all costs of obtaining the Permanent Loan. The net proceeds of the Permanent Loan which are made available to the Company for application in accordance with
Section 2.1(d) will be credited to the Contribution Amount pursuant to Section 2.1(b). The Permanent Loan will be completely non-recourse to Developer. Investor agrees to deposit with the lender that commits to make the Permanent Loan a non-refundable interest rate standby fee pursuant to a loan application substantially in the form of the Prudential application previously delivered to Developer if Investor has not previously exercised its right to terminate this Agreement pursuant to Section 3.4.

4. REPRESENTATIONS, WARRANTIES AND COVENANTS

         4.1 Developer's Representations and Warranties. Developer represents and warrants to Investor (and to the Company, as of the Closing Date) as follows (which representations and warranties shall be true and correct as of the date hereof and as of the Closing Date):

         (a) Title. Developer, directly or through subsidiaries, owns a fee simple interest in the Land and the Improvements. All Personal Property located on the Land (other than Leased Personal Property and property of Tenants) is owned by Developer, directly or through subsidiaries, except to the extent otherwise specifically noted in the inventory which will be delivered to Investor pursuant to Section 3.3 hereof.

         (b) Existence; Authority. BOP has been formed as a limited partnership under the laws of the State of Delaware and is in good standing under the laws of such state and is duly qualified or registered to do business in the States of Maryland, New Jersey, New York, Ohio, Pennsylvania and Virginia. NLL has been formed as a limited partnership under the laws of the Commonwealth of Pennsylvania and is in good standing under the laws of such state and is duly qualified or registered to do business in such state. The execution and delivery of, and Developer's performance under, this Agreement are within Developer's powers and have been duly authorized by all requisite action. The persons executing this Agreement on behalf of Developer have the authority to do so. This Agreement constitutes the legal, valid and binding obligation of Developer enforceable against Developer in accordance with its terms, subject to laws applicable generally to creditor's rights. Performance of this Agreement will not result in any breach of, or constitute any default under, or result in the imposition of any lien or encumbrance upon the Property under, any agreement or other instrument to which Developer is a party or by which Developer or the Property is bound.

         (c) Litigation; No Consent. There is no pending or, to the knowledge of Developer, threatened litigation or administrative proceedings which, if resolved adversely to Developer, would adversely affect title to the Property or any part thereof or the ability of Developer to perform any of its obligations hereunder or the use of the Property by the Company as it is presently being used or otherwise materially and adversely affect the Property. Except as disclosed on Exhibit C hereto, no consent or approval of any person or entity or of any governmental authority is required with respect to the execution and delivery of this Agreement by Developer or the consummation by Developer of the transactions contemplated hereby or the performance by Developer of its obligations hereunder.

         (d) Notice of Liens. Developer has not received written notice of the intention of any governmental authority to, nor to Developer's knowledge, are there any facts or circumstances which would allow any governmental authority the right to file or impose any liens (other than statutory liens for real estate taxes not yet due and payable) or special assessments against any of the Property.

         (e) Rent Roll; Tenant Leases. The rent roll provided to Investor pursuant to Section 3.3 hereof (the "Rent Roll") is a complete and correct list of all Tenant Leases in effect as of the date of this Agreement setting forth with respect to each of the Tenant Leases (i) the type of space covered thereby,
(ii) the date thereof, (iii) the term thereof, (iv) renewal options, if any, (v) the rents and other charges payable thereunder, (vi) any rents or other charges in arrears or prepaid thereunder and the period for which such rents and other charges are in arrears or have been prepaid, (vii) the amount of the security deposit thereunder, (viii) the utilities which are furnished as part of the base rent, (ix) any brokerage or leasing fees then due and payable thereunder, and
(x) any amendments thereto. Except as disclosed in the Rent Roll, no Tenant Lease has been modified, altered or amended in any respect, no Tenant has the right to renew or extend its lease or to exclude others from using the Property for any lawful purpose. Except as noted in the Rent Roll or set forth in the Leases, no tenant has the right to cancel or terminate its lease, to exclude others from using the Property for any lawful purpose, or to expand its leased premises or any interest in the Property other than a leasehold possessory interest. Except as may be noted in the Rent Roll, all of the Tenant Leases are the result of bona fide arm's length negotiations between the parties. There are no leases, tenancies or other rights of occupancy or use for any portion of the Property other than pursuant to Tenant Leases and the Permitted Exceptions, copies of which have been delivered to Investor.

         (f) Encumbrances on Tenant Leases. None of the Tenant Leases and none of the rents or other amounts payable thereunder has been assigned, pledged or encumbered by Developer, except for any assignment, pledge or encumbrance that Developer will cause to be terminated or released at or prior to Closing.

         (g) Brokerage or Leasing Commissions. No brokerage or leasing commissions or other compensations are due or payable by Developer to any person, firm, corporation or other entity with respect to or on account of the current term of any of the Tenant Leases, except as may be noted in the Rent Roll. Except as disclosed in the Rent Roll or set forth in the Tenant Leases, no brokerage or leasing commissions or other compensations are due or payable by the landlord on any extension or expansion of any Tenant Lease.

         (h) Obligations to Tenants under Tenant Leases. With respect to tenants in occupancy under Tenant Leases as of the Closing Date, except as set forth on Exhibit C, there will be no unperformed obligations to provide any tenant under any Tenant Lease with any painting, repair, alteration, carpeting, appliance or any other equipment or work of any kind, under any Tenant Lease or under any other oral or written agreement whatsoever that would excuse such tenant from accepting its Premises under the terms of its lease, except for obligations (i) which will be performed and paid for by Developer before the Closing or (ii) to complete any portion of the premises covered by the Tenant Lease not yet occupied by the tenant thereunder and not required to be completed under the terms of the Tenant Lease as of the Closing Date or pursuant to renewal rights under Tenant Leases.

         (i) Enforceability of Tenant Leases. To Developer's knowledge, each of the Tenant Leases is valid and subsisting and in full force and effect in accordance with its terms, provisions and conditions and constitutes the legal, valid, binding and enforceable obligation of the tenant thereunder. As of the date of this Agreement, neither Developer nor, to the knowledge of Developer, the tenant is in default thereunder, except as shown on the Rent Roll. As of the date of this Agreement, (i) each tenant under a Tenant Lease scheduled to be in possession as of the date hereof has accepted the premises covered by its Tenant Lease and is in possession of such premises in accordance with its Tenant Lease and (ii) all initial installation work, if any, required of Developer in order for the tenant to accept the premises then in actual occupancy by a tenant under the terms of its lease has been fully performed, paid for and accepted by each such tenant. To the knowledge of Developer, no tenant under a Tenant Lease that has been signed as of the date hereof has any pending litigation, offsets or counterclaims against Developer which, if successfully asserted, would reduce the rent payable thereunder or result in the cancellation or termination thereof. No tenant has given any written notice to Developer of such tenant's intention of instituting litigation with respect to any Tenant Lease or terminating its tenancy, except as may be set forth in the Rent Roll.

         (j) Agreements to Acquire or Possess the Property. No tenant or other occupant under the Tenant Leases and no other person, firm, corporation or other entity (other than, pursuant to this Agreement, the Company) has any right or option to acquire any fee or leasehold ownership interest in the Property, or any part thereof, from Developer. Except as reflected within the Permitted Exceptions, Developer has not entered into any agreement with any person, firm, corporation or entity granting the right to possess the Property, other than (i) tenants in possession pursuant to the Tenant Leases described in the Rent Roll provided to Investor pursuant to Section 3.3, or (ii) tenants under Tenant Leases entered into by Developer after the date hereof as permitted by Section 3.8.

         (k) Defects; Violations; Condemnation Proceedings. With respect to the Property, Developer has not received any written notice from any insurance company, governmental agency or any other person of, nor, to the knowledge of Developer, are there any facts or circumstances which are reasonably likely to give rise to, (i) any condition, defect, or inadequacy affecting the Property that, if not corrected, would result in termination of insurance coverage or materially increase its cost, (ii) any pending or threatened condemnation proceedings, or (iii) any proceedings that could or would cause the change, redemption, or other material modification of the zoning classification or other legal requirements, applicable to the Property or any part thereof which would materially and adversely affect the Property. There does not exist any court order nor does there exist any restriction or restrictive covenant (recorded or otherwise, save and except the Permitted Exceptions) or other private or public limitation which is reasonably likely to adversely affect the use of the Property as presently being operated.

         (l) Mechanic's Liens. At Closing, except for payments currently due or to become due under existing contracts for tenant improvements under the Tenant Leases in force and effect as of the date hereof (which payments shall be the responsibility of Developer) there will not be any unpaid charges, debts, liabilities, claims or obligations of Developer arising from the construction, occupancy, ownership, use or operation of the Property which could give rise to any mechanics' or materialmen's or other statutory liens against any of the Property that will not be paid by Developer at the Closing (or bonded over in a manner acceptable to Investor and the Title Company and in accordance with the provisions of any applicable statutes or regulations or affirmatively insured against by the Title Company to Investor's reasonable satisfaction or for which Developer may be willing to escrow funds, to the reasonable satisfaction of Investor).

         (m) Governmental Requirements. Based solely on the zoning letters or reports delivered to Investor, to Developer's knowledge, the Property is in compliance with all restrictive covenants, deed restrictions and all zoning requirements affecting the Property. Developer has not received any written notices advising it that any portion of the Property is in violation of any applicable building, health, traffic, flood control, fire safety, handicap and other applicable Governmental Requirements (as defined in Section 13.1(b) hereof).

         (n) Utilities. At Closing, to Developer's knowledge, all water, sewer, electric, telephone, drainage facilities and all other utilities required for the current use of the Property are (or will be) installed to the Property, will be connected with valid permits, and will be adequate to service the Property for its intended use. All utilities lines servicing the Property (other than internal lines located within the Property) are (i) located either within the boundaries of the Property or within lands dedicated to the public use, or within recorded easements for such purpose and (ii) serviced and maintained by the appropriate public or quasi-public entity.

         (o) Streets and Highways. Developer has received no written notice of any existing plans to, and, to Developer's knowledge, there are no proposed plans to widen, modify or realign any street adjoining the Property. The Property has full and free access to and from public highways, streets and roads and Developer has no knowledge of any pending or threatened governmental proceeding or any other fact or condition which would materially limit or result in the termination of the Property's access to and from public roads.

         (p) Foreign Person. Developer is not a "foreign person" within the meaning of Sections 1445 and 7701 the Internal Revenue Code of 1986, as amended (hereinafter, the "Code").


         (q) Delivery of Documents. To Developer's knowledge, all of the documents submitted by or on behalf of Developer to Investor hereunder which Developer or Developer's employees or agents prepared shall be true, correct and complete in all material respects. Developer has no knowledge that any of the documents submitted by or on behalf of Developer to Investor hereunder which were prepared by third parties contain material inaccuracies or omissions. The copies of documents submitted shall be complete and correct copies of the documents in Developer's possession.

         (r) Governmental Action. Developer has received no written notice nor does Developer have any knowledge of any change contemplated in any Governmental Requirements applicable to the Property or any judicial or administrative action specifically applicable to the Property, or any action by adjacent landowners affecting the Property, or any natural or artificial conditions upon the Property (or any significant adverse fact or condition relating to the Property or its current use, excluding general economic conditions), which has not been disclosed in writing to Investor by Developer and which would prevent, or materially limit, materially impede or render materially more costly the Company's continued use of the Property. If Developer receives any such notice prior to Closing, it will promptly notify Investor of same in writing.

         (s) Compliance with Plans; Licenses. All licenses, permits, authorizations and approvals required by all governmental authorities having jurisdiction over the Property, and the requisite certificates of the local board of fire underwriters (or other body exercising similar functions) have been issued or will at Closing be issued for the Improvements and have been or will at Closing have been paid for and all of the foregoing are, or will be at Closing, in full force and effect. To Developer's knowledge, the Property is not within an area determined by the Department of Housing and Urban Development to be flood prone under the Federal Flood Disaster Protection Act of 1973, except as shown on the Survey. Developer has received no written notice that the parking available at the Improvements has not been approved by each of the tenants under Tenant Leases (if any Tenant Leases give tenants a right to approve such parking) or will not meet or exceed the parking ratios required (if any) by each of the Tenant Leases existing on the date hereof, and any Tenant Leases that may be entered into after the date hereof. In any event, the parking must be in accordance with all current Governmental Requirements, or Developer shall have obtained an appropriate site plan waiver approving the parking in place from all applicable governmental authorities. Developer has delivered to Investor all certificates of occupancy relating to the Property in Developer's possession. To the best of Developer's knowledge, based on the zoning reports prepared by PZR and municipal estoppels received by Developer and delivered to Investor, there are no outstanding violations at the Property in connection with the aforesaid certificates of occupancy. Developer shall continue to use its commercially reasonable efforts to obtain the certificates of occupancy not previously obtained and delivered.

         (t) Unfulfilled Binding Commitments. No commitments have been made by Developer to any governmental authority, utility company, school board, church or other religious body, or any homeowners or homeowners' association, or any other organization, group or individual, relating to the Property which would impose an obligation upon the Company or its successors or assigns to make any contribution or dedications of money or land or to construct, install or maintain any improvements of a public or private nature on or off the Property, except for obligations due under declarations of record as shown on the Title

Commitment. No governmental authority has imposed any requirement that any developer and/or owner of the Property pay directly or indirectly any special fees or contributions or incur any expenses or obligations in connection with any development of the Property or any part thereof; the provisions of this subparagraph shall not apply to any regular or nondiscriminatory local real estate or school taxes assessed against the Property.

         (u) Service Contracts, Tenant Leases, etc. There are no other contracts (including collective bargaining agreements), other than the Service Contracts, the Tenant Leases, the Personal Property Leases and the Permitted Exceptions, relating to and affecting the Property or the operation thereof except as provided to Investor pursuant to Sections 3.3 and 3.6 hereof.

         (v) Personal Property. At Closing there will be no Personal Property which is not conveyed by Bill of Sale (as defined in Section 6.1(a)(ii) hereof) to the Company, except to the extent contemplated by Section 1.2 hereof.

         (w) Employees. Developer employs no employees who manage, maintain or service the Property and whom the Company would be obligated to employ subsequent to Closing.

         4.2 Knowledge Defined. Whenever a representation or warranty is made herein as being "to the knowledge of" or "known" to Developer, such phrase shall mean facts known to Gerard H. Sweeney, John M. Adderly, Jr., Anthony A. Nichols, Jr., H. Jeffrey DeVuono, Philip Schenkel and George Sowa (the "Key Personnel"), after consultation with those employees of Developer most likely to have knowledge of the subject matter of such representation and warranty; provided, however, if in the course of such investigation or consultation, Developer uncovers an issue or fact that in its reasonable judgment warrants an investigation beyond the scope of the foregoing, Developer shall perform whatever further investigation it deems appropriate.

         4.3 Developer's Covenants. Developer hereby covenants and agrees with Investor that, after the date of this Agreement and until the earlier of the termination of this Agreement or the Closing:

         (a) Service Contracts and Personal Property Leases. Developer shall not enter into any Service Contracts (except those which are terminable with or without cause on thirty (30) days' notice without penalty) or Personal Property Leases relating to the Land or Improvements which would continue for a period subsequent to the Closing Date without the prior written consent of Investor, which consent shall not be unreasonably withheld or delayed and Developer will punctually perform and discharge each and every material obligation or undertaking of Developer under the Service Contracts and Personal Property Leases and will not cause a default to occur thereunder (or will cure such default prior to the expiration of any applicable cure period) and will not materially change or modify any Service Contract or Personal Property Lease in any manner without the express prior written consent of Investor, which consent shall not be unreasonably withheld or delayed.

         (b) Tenant Leases. Developer will punctually perform and discharge each and every material obligation or undertaking of Developer under the Tenant Leases, will not cause a default by Developer thereunder (or will cure such default prior to the expiration of any applicable cure period), and will not terminate or modify any Tenant Lease in any manner, without the prior written consent of Investor. Developer will not grant a renewal or extension of any existing Tenant Lease without the prior written approval of Investor. Developer agrees to act with reasonable diligence to cure any default by Developer under a Tenant Lease of which Developer becomes aware.

         (c) No Assignment or Transfer. Developer shall not convey the Property except to Investor or its permitted assigns. Developer shall neither transfer nor remove any Personal Property from the Property, except for any of such Personal Property as is replaced by Developer by an article of equal suitability and value, free and clear of any lien or security interest (except as otherwise expressly permitted herein), and Developer shall not make any material alterations to any portion of the Property except as otherwise expressly permitted under this Agreement.

         (d) Construction; Operation and Management of the Property. Developer will not cause or permit any grading, excavation or construction upon the Property or any addition, alteration or removal of any improvements, fixtures or equipment forming a part of the Property. Notwithstanding the foregoing, Developer may, without Investor's consent: (i) construct improvements pursuant to Tenant Leases; (ii) complete ongoing landscaping work; and (iii) complete punch list items on recently constructed properties. Developer will cause the Property to be maintained and operated in a good and workmanlike manner in accordance in all material respects with all Governmental Requirements (which term, as used in this Agreement, shall include Environmental Laws as defined in
Section 13.1 hereof), will keep the improvements and equipment forming a part of the Property in good order and operating condition, causing all necessary repairs, renewals and replacements to be made as soon as reasonably practical. Developer will not use or occupy, or allow the use or occupancy of, the Property in any manner which violates any Governmental Requirements or which constitutes waste or a public or private nuisance or which makes void, voidable or cancelable, or increase the premium thereof, any insurance then in force with respect thereto. Without the prior written consent of Investor, Developer will not initiate or permit any zoning reclassification of the Property or seek any variance under existing zoning ordinances applicable to the Property to use or permit the use of the Property in such a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances or other Governmental Requirements. Developer will not impose any restrictive covenants or encumbrances (other than Tenant Leases) on the Property or execute or file any subdivision plat affecting the Property (other than the previously approved plat for Highlands Business Park) without the prior written consent of Investor. Developer shall lease and operate the Property in accordance with the practices of a prudent real estate operator of an industrial portfolio of similar quality.

         (e) Insurance. Developer hereby agrees that from the date hereof until the Closing, it will maintain in full force and effect builder's risk and/or all risk (with permission to occupy riders) fire and extended coverage insurance upon the Property and public liability insurance (in an amount not less than $10,000,000) with respect to damage or injury to persons or property occurring on the Property in such amounts as is maintained by Developer on the date of this Agreement (such amounts to be increased upon further construction).

         (f) No Solicitation. Developer, on behalf of itself, its agents, contractors and representatives, agrees that during the term hereof, it will not accept any offers to purchase or otherwise acquire the Property from any party other than the Company and will not market the Property to any other parties.

         (g) Taxes. Developer will cause to be paid any unpaid taxes and assessments heretofore levied or assessed against the Property or any part thereof, including ad valorem taxes due and payable prior to Closing unless Developer is contesting such taxes and provided that (i) any such contest shall not result in a lien being placed on the Property and (ii) Developer establishes an escrow or provides other security satisfactory to Investor that is adequate to pay such taxes if Developer's contest is adversely determined.

         (h) Condemnation; Injury; Damages. Promptly upon obtaining knowledge of the institution of any proceedings for the condemnation of the Property, or any portion thereof, or any other proceedings arising out of injury or damage to the Property, or any portion thereof, Developer will notify Investor of the pendency of such proceedings.

         (i) Governmental Requirements; Litigation. Developer will advise Investor promptly of any change in any Governmental Requirements specifically applicable to the Property, which is reasonably likely to adversely affect the value or use of the Property as currently used and of which Developer obtains knowledge. Developer will also advise Investor promptly of any litigation, arbitration or administrative hearing concerning or affecting the Property or the ownership and/or operation thereof of which Developer has knowledge or written notice.

         (j) Liens. Except for liens which Developer shall be obligated to release at or prior to Closing, Developer shall not grant, consent or permit the filing of any lien or encumbrance against the Property or any portion thereof subsequent to the date hereof. Developer will not, without the prior written consent of Investor, sell, lease, exchange, assign, transfer, convey or otherwise dispose of all or any part of the Property or any interest therein, or permit any of the foregoing, except pursuant to Tenant Leases and other leases approved in writing in advance by Investor pursuant to the terms hereof.

         (k) Books and Records. Developer will keep or cause to be kept accurate books and records of the operation of the Property in accordance with sound accounting principles in which full, true and correct entries shall be made as soon as reasonably practical as to all operations on the Property, and all such books and records shall at all times during reasonable business hours be subject to inspection by Investor and its duly authorized representatives.

         (l) Tenant Estoppel Letters. Developer shall obtain and deliver to Investor on or before three (3) days prior to the Closing Date an estoppel letter substantially in the form attached hereto as Exhibit G-1 or as otherwise required by the applicable lease (herein called "Tenant Estoppel Letter"), with changes to same as are required by tenants and approved by Investor in its reasonable discretion, dated no earlier than thirty (30) days prior to Closing from each of the tenants under the Tenant Leases which occupy in excess of 50,000 square feet (the "Key Tenants") and from at least seventy percent (70%) of the remaining tenants.

         (m) Subordination Agreements. Developer shall obtain and deliver to Investor on or before three (3) days prior to the Closing Date a Subordination Non-Disturbance and Attornment Agreement (an "SNDA") in substantially the form attached hereto as Exhibit G-2, with changes to same as are required by tenants and approved by Investor in its reasonable discretion, dated no earlier than thirty (30) days prior to Closing from the number or percentage of the tenants under the Tenant Leases which are required to be delivered pursuant to the Permanent Loan (or such fewer number as the permanent lender may choose to accept).

         (n) Existence. Developer will continuously maintain Developer's corporate or partnership existence, as the case may be, and Brandywine Realty Trust will remain as sole general partner of BOP and BOP shall maintain control and/or ultimate ownership of all the entities which constitute Developer.

         (o) Diligent Efforts. Developer will use diligent efforts to satisfy those conditions to Closing set forth in Section 5.1.

         4.4 Indemnity For Breach by Developer. Subject to the other provisions hereof, Developer shall indemnify Investor and the Company and their successors and assigns, against and shall defend and hold Investor and the Company and their successors and assigns, harmless from, all costs, expenses, and actual damages, including reasonable attorneys' fees, which Investor, Company and/or Investor's or Company's successors or assigns actually incur because of any breach of any of the representations, warranties or covenants of Developer herein contained, whether incurred prior to or after the Closing. Notwithstanding the foregoing, if Investor has actual knowledge of any such breach prior to Closing and nonetheless proceeds with the Closing, then in such event any such breach shall be deemed waived by Investor.

         4.5 Investor's Representations and Warranties. Investor represents and warrants to Developer as follows (which representations and warranties shall be true and correct as of the date hereof and as of the Closing Date):

         (a) Authority. Investor has duly and validly authorized and executed this Agreement, and it has full right, title, power and authority to enter into this Agreement and to carry out all of its terms; and

         (b) No Violation; Consent. The execution and delivery by Investor of, consummation of transactions provided for in, and compliance by Investor with all of the provisions of this Agreement will not violate the organizational documents of Investor or do not require any approval or consent of any trustee or holders of any of its debt (except for approvals already obtained).

         (c) Sophisticated Investor. Investor is a sophisticated investor experienced in commercial real estate investments. Investor has sufficient experience of and knowledge about the operations of multi-tenant commercial properties to be able to exercise its approval powers in this Agreement and under the Partnership Agreement in a commercially reasonable manner and without delay.

5. CONDITIONS OF CLOSING

         5.1 Closing Conditions For Investor's Benefit; Removal of a Parcel. The obligations of Investor to consummate the transaction contemplated hereby are subject to the following conditions, any of which, if not fulfilled by the Closing or as otherwise provided herein, shall entitle Investor (at its option) to terminate this Agreement as provided below:

         (a) Absence of Judicial Action. The transactions contemplated under this Agreement to be effected on the Closing Date shall not have been restrained or prohibited by any injunction or order or judgment rendered by any court or other governmental agency of competent jurisdiction and no proceeding shall have been instituted and be pending in which any creditor of Developer or any other person seeks to restrain such transactions or otherwise to attach any of the Property, provided that any such proceeding or action contemplated by this
Section 5.1(a) shall not be deemed to include any proceeding or action brought by, through or under Investor.

         (b) Absence of Changes. No change shall have occurred, without Investor's written approval or consent (except as otherwise permitted or provided for herein), in (i) the state of title matters disclosed in the Title Commitment and the Survey, (ii) the Service Contracts, (iii) Tenant Leases, (iv) Personal Property Leases (unless specifically provided by this Agreement) or (v) any of the Due Diligence Items inspected by Investor pursuant to Section 3.3 hereof unless such change to the matters described in this subsection (b) does not have a material adverse effect on the operation or condition (financial or otherwise) of the Property.

         (c) Due Diligence Items. Subject to the last sentence of this Section
5.1 and relative to the particular Parcels identified on Exhibit C-2, Investor shall have received and approved (or deemed approved) the items listed as "Conditions of Closing" on Exhibit C-2, pursuant to the standards set forth on Exhibit C-2.

         (d) Tenant Estoppel Letters. Developer shall obtain and deliver to Investor on or before three (3) days prior to the Closing Date Tenant Estoppel Letters and SNDAs as required under Sections 4.3(l) and 4.3(m) and a Tenant Estoppel Letter signed by Developer for any tenants who do not execute a Tenant Estoppel Letter..

         (e) Representations and Warranties. All representations and warranties made by Developer herein shall at the time of Closing be true and correct in all material respects.

         (f) Zoning Matters. As of the Closing Date: (i) Developer shall not have received a notice from an applicable governmental authority that there is any judicial, quasi-judicial, administrative or other proceeding which is reasonably likely to adversely affect the validity of the zoning of the Property for its current use; and (ii) the Property is in compliance with all Governmental Requirements; provided, however, that Investor shall not have the right to terminate this Agreement pursuant to this subparagraph (f) if Investor had actual knowledge of the non-compliance of the Property with Governmental Requirements prior to the end of the Inspection Period.

         (g) Acts of God. Subject to Section 12.1 hereof, on the Closing Date, the Property, or any material part thereof, shall not have been adversely affected in any way as a result of any uninsured fire, explosion, earthquake, disaster, accident or flood.

         (h) Absence of Litigation. On the Closing Date, there shall be no litigation pending or threatened, (i) to recover title to the Property, or any part thereof or any interest therein, or (ii) to enjoin a material violation concerning the Property of any law, rule, regulation, restrictive covenant or zoning ordinance that may be applicable to the Property, the loss of which would have a material adverse effect on the Property.

         (i) Approval of Use of Property. On the Closing Date, any and all permits, licenses, or qualifications from any state or other political subdivision having jurisdiction over the Property, required of Developer for the transfer of the Property (including, but not limited to, no further action letters or letters of non-applicability under the New Jersey ISRA statute), shall have been obtained.

         (j) Covenants of Developer. On the Closing Date, all of the covenants and agreements herein on the part of Developer to be complied with or performed on or before the Closing Date shall have been fully complied with and performed in all material respects, and there shall exist no material default or material breach by Developer under this Agreement.

         (k) Insolvency. On the Closing Date, Developer shall not be insolvent (i.e., unable to pay its debts as they become due), shall not have been held or alleged to have made a transfer in fraud of creditors and shall not have made a general assignment for the benefit of creditors.

         (l) Receiver. On the Closing Date, neither a receiver nor a trustee nor a custodian shall have been appointed for, or shall have taken possession of, all or substantially all of the assets of Developer or any of the Property, either in a proceeding brought by Developer or in a proceeding brought against Developer.

         (m) Bankruptcy. On the Closing Date, neither Developer nor any Key Tenants nor other tenants under Tenant Leases totalling in excess of 40,000 square feet shall have filed a petition for relief under the Federal Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar law (all of the foregoing hereinafter collectively called "Applicable Bankruptcy Law") nor shall an involuntary petition for relief have been filed against Developer or any such tenant under any Applicable Bankruptcy Law and not been dismissed, nor shall any order for relief naming Developer or any such tenant have been entered under any Applicable Bankruptcy Law, nor shall any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing have been requested or consented to by Developer or any such tenant.

         (n) Execution. On the Closing Date, neither the Property nor any part thereof or any interest therein shall have been taken by execution or other process of law in any action against Developer.

         (o) Completion of the Partnership Agreement. All Exhibits not attached to the form of the Partnership Agreement attached hereto as Exhibit H shall be completed and such Exhibits reasonably approved by Developer and Investor.

If any one or more of the above conditions is not satisfied by the Closing Date (as extended, if applicable), Investor may at its option either (i) waive such remaining conditions and proceed to Closing; (ii) if such failure of conditions relates to only one or more Parcels but not to the entire Property, Investor may remove any or all of the affected Parcels from the Property (and the Contribution Amount shall be adjusted accordingly, based on the Parcel Value), or (iii) if such failure is not satisfied within thirty (30) days after written notice thereof from Investor to Developer and Investor has not elected (ii) above, Investor may terminate this Agreement by written notice thereof to Developer and, except for such obligations and indemnities that expressly survive the termination of this Agreement, the parties shall have no further right or obligation hereunder; provided, however, if such failure to satisfy any condition is a result of a default or breach by Developer under this Agreement, Investor shall also have the rights provided under Section 11.1(b) hereof.

Notwithstanding the foregoing, in the event that the failure of condition relates only to one or more Parcels, but not to all of the Property and not to any of the Key Parcels, and if Investor has elected to terminate this Agreement pursuant to (iii) above, such election shall be ineffective if Developer elects to remove all (but not less than all) of the affected Parcels from the Property and the Contribution Amount will thereupon be adjusted accordingly based on the Parcel Value.

         5.2 Conditions Precedent for Developer's Benefit. The obligations of Developer to consummate the transaction contemplated hereby are subject to the following conditions which, if not fulfilled by the Closing or as otherwise provided herein, shall entitle Developer, at its option, to terminate the
Agreement:

         (a) Covenants of Investor. All of the covenants and agreements herein on the part of Investor to be complied with or performed on or before the Closing Date shall have been fully complied with and performed.

         (b) Representations and Warranties. All representations and warranties made by Investor herein shall have been and remain true and correct in all material respects.

         (c) Completion of the Partnership Agreement. All Exhibits not attached to the form of the Partnership Agreement attached hereto as Exhibit H shall be completed and such Exhibits reasonably approved by Developer and Investor.

         (d) Absence of Judicial Action. The transactions contemplated under this Agreement to be effected on the Closing Date shall not have been restrained or prohibited by any injunction or order or judgment rendered by any court or other governmental agency of competent jurisdiction.

6. CLOSING

         6.1 Closing. The closing of the transaction contemplated herein shall be held on June 15, 1999 (the "Closing Date" or the "Closing"); provided, however, in the event that any of the conditions contained in Section 5.1 have not been met or if the lender of the Permanent Loan is not prepared to close, either party may elect to extend the Closing Date by notice to the other party for up to a maximum of fifteen (15) days. If conditions contained in Section 5.1 remain unfulfilled as of the extended Closing Date, Investor shall have the rights set forth in the penultimate paragraph of Section 5.1 (subject, however, to the limitations contained in the last paragraph of Section 5.1). Failure of the Permanent Loan to close as of the extended Closing Date will not affect Investor's obligation to close; however Investor shall elect in such event to either fund such loan out of its own funds, other funds or cause Developer to make the Bridge Loan, as set forth in Section 6.6. If any of the conditions contained in Section 5.1 have not been met as of Closing and Investor fails to notify Developer of its election of any of the foregoing options, Investor will be deemed to have elected to terminate this Agreement. The Closing shall be held at the offices of the Title Company (which agrees to perform the services of escrow agent for such Closing), or at such other location as may be acceptable to Developer and Investor.

         (a) Developer Closing Documents. At Closing, Developer shall deliver for the benefit of the Company the items specified herein (with copies to Investor) and the following documents and instruments, each duly executed and acknowledged:

         (i) a special warranty deed or bargain and sale deed, as the case may be,in the form of Exhibit E attached hereto, dated as of the Closing Date, conveying the Land and the Improvements to the Company, subject only to the Permitted Exceptions;

         (ii) a Bill of Sale and Blanket Assignment (the "Bill of Sale") in the form of Exhibit F attached hereto conveying and assigning to the Company the property described therein, subject only to the Permitted Exceptions;

         (iii) tenant notification agreements, dated the Closing Date, containing Developer's authorization to the tenants of the Property for payment of rental directly to the Company or the Company's managing agent, in form acceptable to Investor (the "Tenant Notices");

         (iv) a current rent roll for the Property containing all the matters described in Section 4.1(e), certified by Developer, to be true, complete and correct in all material respects as of the Closing Date and showing no changes in the Rent Roll, except for additional Tenant Leases, terminations of Tenant Leases that have expired by their terms and other changes approved by Investor in writing or otherwise permitted pursuant to the terms hereof, or which do not constitute a material adverse effect;

         (v) evidence acceptable to the Title Company authorizing the consummation by Developer of the transaction contemplated hereby and the execution and delivery of the closing documents on behalf of Developer;

         (vi) such documents, if any, as may be required to assign or withdraw Developer's right to use the trade names, if any, of the Property;

         (vii) an executed certificate with respect to Developer's non-foreign status sufficient to comply with the requirements of Section 1445 of the Code, commonly known as the Foreign Investment in Real Property Tax Act of 1980, and regulations applicable thereto;

         (viii) all other documents or things reasonably required to be delivered to the Company by the Title Company to evidence Developer's ability to contribute or sell and convey the Property to the Company; provided that if Developer receives notice of such requirement less than ten (10) days prior to the Closing Date, Developer shall have the right to extend the Closing Date for a period of time not to exceed ten (10) days in order to obtain such other documents or things;

         (ix) an executed copy of Internal Revenue Service Form 1099 as required by the Tax Reform Act of 1986, and all regulations applicable thereto;

         (x) the executed Tenant Leases;

         (xi) letters executed by Developer addressed to each utility company servicing the Property advising of the change of ownership of the Property; and

         (xii) executed counterparts of the Partnership Agreement.

         (b) Investor Closing Obligations. At the Closing, Investor, or its permitted assignee, shall do the following:

         (i) deposit with the Title Company the Contribution Amount, adjusted as provided herein, by wire transfer in immediately available funds to a bank account designated by the Title Company;

         (ii) deposit with the Title Company the net proceeds of the Permanent Loan which are to be credited to the Contribution Amount, by wire transfer in immediately available funds to a bank account designated by the Title Company;

         (iii) deliver executed counterparts of the Partnership Agreement; and

         (iv) cause the Company to deliver executed counterparts of the Management Agreement with BRSCO or any other related entity that Developer may designate.

         (c) Company Obligations. At the Closing, Investor shall cause the Company to assume all obligations of Developer under the Tenant Leases, Service Contracts and Personal Property Leases. In addition, at Closing, Investor shall cause the Company to deliver the following:

         (i) evidence acceptable to the Title Company and reasonably acceptable to Developer, authorizing the consummation by the Company of the transaction contemplated hereby and the execution and delivery of the closing documents on behalf of the Company;

         (ii) an executed original of the Bill of Sale; and

         (iii) executed originals of the Tenant Notices.

To the extent the consent of Investor is required under the Partnership Agreement in order for the Company to deliver any of any of the above items, Investor shall provide such consent.

         (d) Further Assurances. At the Closing, Developer and Investor shall execute and deliver such other instruments and documents as may be necessary in order to complete the Closing of the transactions contemplated hereunder, the form and content of which shall be reasonably acceptable to Developer and Investor.

         (e) Delivery of Closing Documents. Developer and Investor acknowledge and agree to use their best efforts to execute and deliver to the Title Company to hold in escrow all documents required to be delivered at the Closing pursuant to this Section 6.1 at least two (2) business days prior to the Closing Date. If such items are not timely delivered, the Closing Date will be extended to the date two (2) business days following their receipt.

         6.2 Title Assurance. At the Closing, Developer shall cause the Title Company at Investor's expense to furnish Investor with a UCC Search Report certified by the Secretary of State of the state in which the Property is located indicating that, as of the Closing Date, there are no filings against any of the Personal Property. At the Closing, Investor shall cause the Title Company to furnish the Company with the Owner's Policy in accordance with the final approved Title Commitment in an amount equal to the Title Policy Amount, wherein the Title Company shall insure that fee simple title to the Land and Improvements is vested in the Company, subject only to the Permitted Exceptions, together with such endorsements as may be reasonably required by Investor, and as are available in the state where the Property is located.

         6.3 Delivery of Documents, Possession, Keys and Other Items. At the Closing, Developer shall provide the Company with the originals of all available documents, copies of which were provided to Investor pursuant to Section 3.3 hereof, shall deliver possession of the Property to the Company subject only to the Permitted Exceptions and the rights of tenants under the Tenant Leases; shall provide the Company with all keys to the Property; and shall deliver or cause to be delivered to the Company all books and records pertaining to the operation of the Property and all documents and records pertaining to the construction of the Improvements. All such documents which are located at the Property may be delivered with the Property. Any other such documents shall be made available to the Company by Developer at a mutually convenient time and place, and Developer may retain additional copies of such items as it deems necessary or convenient. Investor acknowledges that the Company and the Developer have the same principal offices and that no physical transfer of such documents will be required.

         6.4 Closing Costs; Transfer Taxes. Investor and Developer shall each pay one half (1/2) of the transfer taxes incurred by reason of the transactions contemplated by this Agreements. The closing costs listed on Schedule 6.4 hereof (to be delivered at Closing and which shall include Investor's title, survey, due diligence, any mortgage recordation taxes and one half of the transfer taxes) shall be paid by the Company in the amounts specified on Schedule 6.4 or in such additional amounts as may be reasonably approved by Investor (the "Closing Costs"). If the actual Closing Costs are less than the amount budgeted for same, the Contribution Amount shall be reduced by the amount of the savings.

         6.5 Security Deposits. All security and other deposits, advances or prepaid rentals or deposits paid by tenants (such deposits which are paid over to the Company being hereinafter referred to as the "Deposits"), future rent concessions or rebates due to tenants (which have not been included in the projections delivered to Investor by Developer), and tenant escrows, if any, for taxes, insurance, and common area maintenance in excess of expenses (as provided in Section 7.3 below) shall be itemized by Developer and such amount shall be paid over to the Company in cash at Closing.

         6.6 Bridge Loan. If, pursuant to Section 6.1, Investor elects to close this transaction subject to financing from Developer, Developer will make a loan to Investor (the "Bridge Loan") of 60% of the Contribution Amount for a term of one year. The interest rate on the Bridge Loan will be 7.5% per annum (the "Base Rate") for the first ninety (90) days, the Base Rate plus 1% for the second ninety (90) days, the Base Rate plus 1.5% for the third ninety days and the Base Rate plus 2% for the remainder of the term. The Bridge Loan will be secured by a first priority mortgage on the Property and an assignment of leases and rents.

7. PRORATIONS

         7.1 Taxes. Subject to Section 7.8 hereof, all real estate taxes that are payable (but not yet due) with respect to the Property for the calendar year in which the Closing occurs, shall be assumed by the Company.

         7.2 Rents. Rents for the Property or portions thereof shall be prorated as of the Closing Date, except that no proration shall be made for rents delinquent as of the Closing Date (hereinafter called the "Delinquent Rents"). The Company shall have no liability to Developer for the Delinquent Rents and shall have no obligation to collect same, provided, however, amounts collected by the Company from tenants owing Delinquent Rents shall be applied first to rents owed by such tenant accruing after the Closing Date and then to Delinquent

Rents. Any such amounts applicable to Delinquent Rents received by the Company shall be forwarded to Developer within fifteen (15) days of receipt thereof. Developer reserves the right to pursue legal remedies against tenants owing Delinquent Rents so long as pursuit of its legal remedies does not cause the tenant to be evicted.

         7.3 Operating Costs. Developer, as landlord under the Tenant Leases, may collect from tenants under the Tenant Leases (but only as allowed under said Tenant Leases) additional rent to cover real estate taxes, insurance, utilities (to the extent not paid directly by tenants), common area maintenance and other operating costs and expenses (collectively "Operating Costs") incurred by Developer in connection with the ownership, operation, maintenance and management of the Property. Developer shall be paid by the Company an amount equal to the operating expenses paid by Developer, but not collected from tenants under the Tenant Leases for periods prior to the Closing Date. Operating Costs that are not paid by tenants either directly or reimbursed under the Tenant Leases shall be prorated between Developer and the Company as of the Closing.

         7.4 Utility Deposits. All security or similar deposits held by utility or similar companies paid by Developer that are transferable shall be transferred by Developer to the Company at the Closing and Developer shall receive a credit for such amounts as part of the prorations.

         7.5 Insurance Premiums. Insurance premiums shall be prorated as of the Closing Date in which event, the Company shall assume the premiums for future periods and the insurance policies shall be transferred to the Company. If the Company elects to not continue the present insurance coverage on the Property, such coverage shall be terminated as of the Closing Date and there shall be no proration of insurance premiums.

         7.6 Leasing Commissions. Subject to Section 7.8 hereof, brokerage commissions under Tenant Leases currently existing shall be assumed by the Company.

         7.7 Other Income and Expenses. All other income from, and expenses of, the Property, including but not limited to public utility charges, interest, maintenance charges and service charges, shall be prorated as of the Closing Date and the Company shall assume such expenses for periods subsequent to Closing.

         7.8 Adjustments; Reproration. After (a) year-end (or other applicable period) adjustments with tenants under Tenant Leases for Operating Costs and (b) receipt of final tax and other operating bills, Developer shall prepare and present to Investor a calculation of the reproration of such items, based upon the actual amount of such items charged to or received by the parties for the year or other applicable fiscal period. The parties shall make the appropriate adjusting payment between them within 30 days after presentment to Investor of Developer's calculation. This provision shall survive the Closing.

8. SURVIVAL

         8.1 Survival. All warranties, representations, covenants, obligations and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and shall survive the Closing for a period of five years and any right of action for the breach of any representation, warranty or covenant contained herein shall not merge with the Deed but shall survive the Closing for a period of five years and may be enforced by the Company. In addition to all other remedies which Investor and/or Company may have at law or in equity, the Company may offset any final, non-appealable judgment it obtains against Developer against any distributions due to Developer from the Company. Notwithstanding the foregoing, the following representations and warranties from
Section 4.1 shall survive the Closing only for a period of twelve (12) months:
(d), (e), (f), (h), (i), (k), (l), (m), (n), (o), (r), (s), (u) and (v).

9. COMMISSIONS

         9.1 Developer's Indemnity. DEVELOPER SHALL INDEMNIFY INVESTOR AND THE COMPANY AND HOLD AND DEFEND INVESTOR AND THE COMPANY HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, LIABILITIES, DAMAGES, DEMANDS, COSTS AND EXPENSES (INCLUDING ACTUAL, REASONABLE ATTORNEYS' FEES AT OR BEFORE THE TRIAL LEVEL AND ANY APPELLATE PROCEEDINGS) ARISING OUT OF ANY CLAIM MADE BY ANY REALTOR, BROKER, FINDER, OR ANY OTHER INTERMEDIARY WHO CLAIMS TO HAVE BEEN ENGAGED, CONTRACTED OR UTILIZED BY DEVELOPER IN CONNECTION WITH THE TRANSACTION WHICH IS THE SUBJECT MATTER OF THIS AGREEMENT. THIS INDEMNIFICATION SHALL SURVIVE THE CLOSING.

         9.2 Investor's Indemnity. INVESTOR SHALL INDEMNIFY, HOLD HARMLESS AND DEFEND DEVELOPER AND THE COMPANY FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, LIABILITIES, DAMAGES, DEMANDS, COSTS AND EXPENSES (INCLUDING ACTUAL, REASONABLE ATTORNEYS' FEES AT OR BEFORE THE TRIAL LEVEL AND ANY APPELLATE PROCEEDINGS) ARISING OUT OF ANY CLAIM MADE BY ANY REALTOR, BROKER, FINDER OR ANY OTHER INTERMEDIARY WHO CLAIMS TO HAVE BEEN ENGAGED, CONTRACTED OR UTILIZED BY INVESTOR IN CONNECTION WITH THE TRANSACTION WHICH IS THE SUBJECT MATTER OF THIS AGREEMENT. THIS INDEMNIFICATION SHALL SURVIVE THE CLOSING.

10. FURTHER INSTRUMENTS

         10.1 Further Instruments. Developer will, whenever reasonably requested by Investor; and Investor will, whenever reasonably requested by Developer, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all conveyances, assignments and all other instruments and documents as may be reasonably necessary in order to complete the transaction herein provided and to carry out the terms and provisions of this Agreement.

11. TERMINATION AND REMEDIES

         11.1 Developer's Default.

         (a) If prior to or at the Closing, Developer defaults hereunder or shall have failed to have performed any of the material covenants and/or agreements contained herein which are to be performed by Developer, or if any warranty or representation made by Developer herein is not true and correct in all material respects, Investor may, at its option, as its sole and exclusive remedies, either (i) seek specific performance of this Agreement or (ii) terminate this Agreement and bring suit against Developer to recover third party out-of-pocket costs and expenses actually incurred or paid by Investor, or its permitted assigns (and not refunded to Investor due to the termination), as evidenced by invoices or paid receipts, as applicable, such amount not to exceed $2,500,000.

         (b) Notwithstanding anything in Section 11.1(a) to the contrary, if the Developer in bad faith fails or refuses to complete the transaction in accordance with the provisions of this Agreement on or before the Closing Date, in addition to all other remedies that Investor may have hereunder, Investor shall be entitled to terminate this Agreement and in addition to the damages under Section 11.1(a)(ii), receive $500,000.00 as liquidated damages (which the parties acknowledge shall constitute just compensation as liquidated damages due to the inconvenience of ascertaining and measuring actual damages, and the uncertainty thereof).

         (c) If, after the Closing, Developer defaults hereunder by its failure to have performed any of the material covenants and/or agreements contained herein which are to be performed after Closing or defaults hereunder because any warranty or representation made by Developer herein is not true and correct, and if the actual damages to Investor caused thereby exceed One Hundred Fifty Thousand Dollars ($150,000) then, Investor, subject to Section 4.5, may enforce all remedies available at law or in equity for actual damages (including the first $150,000 of actual damages) up to a maximum of Twenty Million Dollars ($20,000,000). Investor hereby waives any claim for consequential, exemplary or punitive damages. If Investor has not made any claim hereunder within five (5) years (or twelve (12) months as to the representations restricted to such time period under Section 8.1), Investor shall be deemed to have waived and released any claim under this Section 11.1(c) as to such matters.

         (d) Notwithstanding anything in Section 11.1(a) to the contrary, Investor will, prior to the exercise of the remedies contained in Section 11.1(a), give Developer written notice ("Investor's Default Notice") specifying the nature of such default. Until the date which is five (5) days after receipt of Investor's Default Notice, Developer may, at its option, elect to cure such default or waive the option to cure the default; provided, however, Developer's failure to give Investor written notice of its election within this time period shall be deemed an election by Developer to waive its right to cure the default. If Developer waives or is deemed to have waived its right to cure the default, Investor shall thereafter be entitled to exercise the remedies in accordance with the terms of Section 11.1(a). If Developer elects to cure the default specified in Investor's Default Notice, Developer shall commence to cure such default within fifteen (15) days from the date of such election and diligently pursue such cure to completion within forty-five (45) days ("Developer's Cure Period"); provided, however, (i) in no event shall the Developer's Cure Period extend beyond September 15, 1999 and to the extent necessary, Developer's Cure Period will be shortened accordingly, and (ii) if Developer fails to cure such default within Developer's Cure Period to Investor's reasonable satisfaction, Investor may exercise its remedies in accordance with the terms of Section 11.1(a) hereof.

11.2 Investor's Default.

         (a) If Investor has not terminated this Agreement pursuant to any of the provisions hereof authorizing such termination, and Investor defaults hereunder and fails to perform any of the covenants and/or agreements contained herein which are to be performed by Investor, Developer shall be entitled to at its option either (i) seek specific performance of this Agreement or (ii) terminate this Agreement and receive the Deposit as liquidated damages. Developer hereby specifically waives any and all rights which it may have to exemplary, punitive or consequential damages as a result of Investor's default under this Agreement.

         (b) Notwithstanding anything in Section 11.2(a) to the contrary, Developer will, prior to the exercise of the remedies contained in Section 11.2(a), give Investor written notice ("Developer's Default Notice") specifying the nature of such default. Until the date which is five (5) days after receipt of Developer's Default Notice, Investor may, at its option, elect to cure such default or waive the option to cure the default; provided, however, Investor's failure to give Developer written notice of its election within this time period shall be deemed an election by Investor to waive its right to cure the default. If Investor waives or is deemed to have waived its right to cure the default, Developer shall thereafter be entitled to exercise the remedies in accordance with the terms of Section 11.2(a). If Investor elects to cure the default specified in Developer's Default Notice, Investor shall commence to cure such default within fifteen (15) days from the date of such election and shall thereafter diligently pursue such cure to completion within forty-five (45) days ("Investor's Cure Period"); provided, however, (i) in no event shall the Investor's Cure Period extend beyond September 15, 1999 and to the extent necessary, Investor's Cure Period will be shortened accordingly, and (ii) if Investor is unable to cure such default within Investor's Cure Period to Developer's reasonable satisfaction, Developer may exercise its remedies in accordance with the terms of Section 11.2(a) hereof.


         11.3 Costs and Expenses; Limitation. In the event of any default or alleged default by either Developer or Investor hereunder which results a party seeking to exercise its rights or remedies pursuant to Section 11.1 or Section
11.2 above, the prevailing party under this Agreement shall be able to recover from the nonprevailing party on demand all actual, reasonable and necessary out-of-pocket expenses actually paid or incurred by the prevailing party in connection with the transaction evidenced by this Agreement including, without limitation, reasonable attorneys' fees. In no event shall either party hereto, or any direct or indirect partner, member, shareholder, beneficiary, owner or affiliate thereof, or any officer, director, employee, trustee, or agent of any of the foregoing or any affiliate or controlling person thereof, be liable to any indemnified party in contract, tort or otherwise with respect to any indirect, consequential, punitive or exemplary damages arising from or relating to this Agreement or any closing document.

12. RISK OF LOSS

         12.1 Casualty Prior to Closing. Developer bears the risk of loss of the Property prior to Closing. If any time prior to the Closing any portion of the Property is destroyed or damaged by fire or any other casualty whatsoever, Developer shall give notice thereof to Investor. Investor shall give notice to Developer within ten (10) business days of Investor's receipt of the written determination of the cost of repair and restoration of Investor's election to either (1) require Developer to proceed with the necessary repairs or (2) for the Company to accept the insurance proceeds payable because of the destruction or damage; provided, however, that if Investor elects the second option, Investor shall indemnify Developer and the Company from any claim from tenants regarding a failure to restore the Property when such restoration was required by a Tenant Lease. If Investor elects to have Developer make such repairs, Developer shall endeavor to repair such damage as promptly as is reasonably possible following receipt of such proceeds, restoring the damaged Property to the condition contemplated by this Agreement; and in such event, the Closing shall be deferred until the Property has been restored to at least its condition prior to such damage or destruction but in no event beyond November 1, 1999 (subject to extension due to force majeure, but not to exceed thirty (30) additional days in any event). If Developer fails to restore and repair the damaged Property by such date or if the estimated time necessary to complete the required repairs will be later than November 1, 1999 (subject to extension due to force majeure, but not to exceed thirty (30) additional days in any event), Investor shall have the right to terminate this Agreement. If Investor elects for the Company to accept the insurance proceeds, then Developer shall be excused from making repairs, but shall pay or assign to the Company at Closing any and all claims and insurance proceeds payable for such damage, plus an amount equal to any deductible payable under any policy of insurance maintained (or required to be maintained) by Developer and the sale shall be closed without Developer repairing such damage.

Notwithstanding the foregoing, if Investor elects to have the insurance proceeds applied to restoration, but Developer believes that it will be unable to complete the restoration by November 1, 1999, and the Parcel is not a Key Parcel, Developer may remove the affected Parcel from the Property (and the Contribution Amount will be adjusted accordingly based on the Parcel Value).

         12.2 Condemnation. Promptly upon obtaining knowledge of the institution of any proceedings for the condemnation of the Property or any portion thereof, Developer will notify Investor of the pendency of such proceedings. Investor may participate in any such proceedings, and Developer shall from time to time deliver to Investor all instruments requested by it to permit such participation. If (a) the whole or any part of the Property or any material interest in the Property is taken by condemnation or right of eminent domain prior to the Closing (or if any such taking is threatened) and (b) in Investor's reasonable determination the Property is rendered unsuitable for the Company's intended use (which shall specifically include Investor's anticipated return on investment) (or would be rendered unsuitable if the threatened taking occurs), Investor shall have the right to terminate this Agreement within ten (10) business days of receipt of written notice of such contemplated condemnation and the amount of the proposed award. Investor's failure to terminate within such ten (10) business day period shall be deemed to be a waiver by Investor of its termination right under the preceding sentence. If Investor elects not to terminate this Agreement, the transaction contemplated by this Agreement shall be closed in accordance with the terms of this Agreement notwithstanding any such taking, but at the Closing, Developer shall pay to or assign to the Company any awards collected in connection with such taking and shall assign to the Company all of Developer's rights to collect any awards which thereafter may be payable as a result of, or to recover against others for, such taking.

13. PROVISIONS REGARDING HAZARDOUS SUBSTANCES

         13.1 Definitions. Unless the context otherwise specifies or requires, the following terms shall have the respective meanings herein specified:

         (a) "Environmental Losses" means Losses suffered or incurred by any indemnified party, directly or indirectly, relating to or arising out of, based on or as a result of: (i) any Hazardous Substance Activity by Developer or any third party that occurred on or subsequent to the Acquisition Date (as hereinafter defined); (ii) any violation by Developer (or any third party) on or subsequent to the Acquisition Date of any applicable Hazardous Materials Laws relating to the Property or to the ownership, use, occupancy or operation thereof; or (iii) any investigation, inquiry, order, hearing, action, or other proceeding by or before any governmental or quasi-governmental agency or authority in connection with any Hazardous Substance Activity by Developer (or any third party) that occurred in whole or in part on or subsequent to the Acquisition Date.

         (b) The term "Governmental Requirements" shall mean all laws, ordinances, statutes, codes, rules, regulations, orders and decrees of the United States, the state, the county, the city, or any other political subdivision in which the Property is located, and any other political subdivision, agency or instrumentality exercising jurisdiction over Developer or the Property, including Hazardous Materials Laws.

         (c) The term "Hazardous Materials" shall mean (i) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C.
Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder ("RCRA"); (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended from time to time, and regulations promulgated thereunder ("CERCLA") (including petroleum-based products as described therein); (iii) other petroleum and petroleum-based products; (iv) asbestos in any quantity or form which would subject it to regulation under any applicable Hazardous Materials Law (hereinafter defined); (v) polychlorinated biphenyls; (vi) any substance, the presence of which on the Property is prohibited by any Hazardous Materials Law; (vii) any "extremely hazardous substance" or "hazardous chemical" as those terms are defined in the Emergency Planning and Community Right-To-Know Act (42 U.S.C. Section 11001 et seq.) as amended from time to time, and regulations promulgated thereunder ("EPCRA");
(viii) any "chemical substance" as that term is defined in the Toxic Substances Control Act (15 U.S.C. Section 2601) as amended from time to time, and regulations promulgated thereunder ("TSCA"); (ix) any hazardous substances identified under the law of the state in which the Property is located; and (x) any other substance, including toxic substances, which, by any Hazardous Materials Laws, requires special handling in its collection, storage, treatment, management, recycling or disposal.

         (d) The term "Hazardous Materials Contamination" shall mean the contamination (whether presently existing or hereafter occurring) of the Improvements, facilities, soil, groundwater, air or other elements on or of the Property by Hazardous Materials, or the contamination of the buildings, facilities, soil, groundwater, air or other elements on or of any other property as a result of Hazardous Materials at any time emanating from the Property in either event above levels permitted under or otherwise in violation of Hazardous Materials Laws.

         (e) The term "Hazardous Materials Laws" shall mean all Governmental Requirements, including, without limitation, RCRA and CERCLA, relating to the handling, storage, existence of or otherwise regulating any hazardous wastes, hazardous substances, toxic substances, radioactive materials, pollutants, chemicals, contaminants or industrial substances or relating to the removal or remediation of any of the foregoing.

         (f) "Hazardous Substance Activity" means any actual, proposed, or threatened use, storage, holding, existence, location, or release, in each case in violation of Hazardous Materials Laws including, without limitation, any spilling, leaking (not to include oil, transmission, or other fluid leaks from automobiles), leaching, pumping, pouring, emitting, emptying, dumping, disposing into the environment, and the continuing migration into or through soil, surface water, groundwater or any body of water, discharge, deposit, placement, generation, processing, construction, treatment, abatement, removal, disposal, disposition, handling, or transportation of any Hazardous Materials from, under, in, into, or on the Property, including, without limitation, the movement or migration of any Hazardous Materials from surrounding property, surface water, groundwater or any body of water under, in, into, or onto the Property and any residual Hazardous Materials Contamination in, on, or under the Property.

         (g) "Losses" means any and all losses, liabilities, damages (whether actual, consequential, punitive or otherwise denominated), demands, claims, actions, judgments, causes of action, assessments, fines, penalties, costs, and out-of-pocket expenses (including, without limitation, attorneys' fees and the fees of environmental consultants), of any and every kind or character, foreseeable and unforeseeable, liquidated and contingent, proximate and remote.

         (h) The terms "release," "disposal," "storage" and "treatment" shall have the meaning set forth in CERCLA, RCRA, the regulations promulgated thereunder and any other similar Hazardous Materials Laws.

13.2 Developer's Representations and Warranties. Developer hereby represents and warrants to Investor that except as set forth on Exhibit C-2 or in those certain Phase I Environmental Site Assessments delivered to Investor by Developer and listed on Schedule 13.2 attached hereto (collectively, the "Environmental Report"):

         (a) No Hazardous Materials have been released into the environment, or deposited, discharged, placed or disposed of at, on, from or under the Property by Developer or, to Developer's knowledge, by any third party in violation of Hazardous Materials Laws, and to Developer's knowledge, there occurred no such release, deposit, discharge, placement or disposal in violation of Hazardous Materials Laws prior to the date hereof. To Developer's knowledge, no part of the Property has ever been used for the disposal, storage, treatment, processing, manufacturing or other handling of Hazardous Materials, except de minimus quantities in accordance with applicable law. No Hazardous Materials Contamination has occurred on the Property since the Acquisition Date or to Developer's knowledge, prior to the Acquisition Date.

         (b) To Developer's knowledge, no property adjoining the Property has been used for the disposal, storage, treatment, processing, manufacturing or other handling of Hazardous Materials, and to Developer's knowledge no property adjoining the Property is materially affected by Hazardous Materials Contamination.

         (c) No asbestos or asbestos-containing materials have been placed on or in the Property by Developer and to Developer's knowledge, no asbestos or asbestos-containing materials are present on or in the Property.

         (d) No polychlorinated biphenyls have been placed on the Property by Developer and to Developer's knowledge, no polychlorinated biphenyls are present on the Property.

         (e) No underground storage tanks have been placed on or under the Property by Developer, and to Developer's knowledge, no underground storage tanks are present on or under the Property.

         (f) Developer has received no written notice of any administrative order or notice, consent order and agreement, litigation or settlement with respect to Hazardous Materials or Hazardous Materials Contamination with respect to the Property, nor, to Developer's knowledge, is any of such action proposed or threatened with respect to the Property. Developer has received no written notice and has no knowledge of any such action regarding any property adjacent to the Property. To Developer's knowledge, no investigation with respect to the Hazardous Materials or Hazardous Materials Contamination is proposed, threatened or anticipated with respect to the Property. Developer has not violated any Governmental Requirements relating to Hazardous Materials with respect to the Property and Developer has received no written notice that any third party has violated any Governmental Requirements relating to Hazardous Materials with respect to the Property. To Developer's knowledge, no condition occurred on the Property prior to the date Developer acquired the Property (the "Acquisition Date") which is or was in violation of any applicable Governmental Requirements relating to Hazardous Materials. Developer has received no written communication from or on behalf of any Governmental Authority or any other person or entity indicating that any applicable Governmental Requirements relating to Hazardous Materials have been or may have been violated with respect to the Property. The Property is not currently on, and has never been on, any federal or state "Superfund" or "Superlien" list, and Developer has no knowledge that the Property is anticipated or threatened to be placed on any such list. Developer has received no notice of any third party claims regarding damage to property or persons resulting from any Hazardous Materials Contamination affecting the Property.

         (g) Developer has received no written notice from any tenants regarding the existence of Hazardous Materials on the Property nor has Developer received written notice of a threat of release of Hazardous Materials from or into the Property.

         (h) Developer has obtained all governmental approvals required for the operation of the Property by any applicable Hazardous Materials Laws.

         (i) Developer (i) has no liability for response or corrective action, natural resource damage, or other harm pursuant to CERCLA, RCRA or any other Hazardous Materials Laws at the Property, and (ii) is not subject to and is not required to give any notice of any environmental claim or release of Hazardous Materials involving Developer at the Property, other than to its lenders.

         (j) The Property is not subject to any restriction on the ownership, occupancy, use or transferability of the Property which is recorded or to which Developer is a party in connection with any (i) Hazardous Materials Laws or (ii) release, threatened release, treatment, management, storage, handling, recycling or disposal of a Hazardous Material.

         (k) Developer has provided or otherwise made available to Investor any environmental record concerning Developer or the Property which Developer possesses.

         13.3 Environmental Covenant. Developer shall not conduct or authorize and shall use its reasonable efforts to prevent Hazardous Materials Contamination at the Property on or prior to the Closing Date, and shall promptly notify Investor in writing of any existing or pending investigation or inquiry by any governmental authority in connection with any Hazardous Materials Laws relating to the Property.

         13.4 Environmental Indemnification.

         (a) Environmental Losses for Pre-Existing Conditions Not Caused by Developer. With respect to any Environmental Losses from a condition that existed at the time of Closing, which arise within two (2) years after the Closing and which were not caused by Developer, Developer hereby agrees to indemnify, defend and hold harmless Investor and Company from and against all such Environmental Losses, subject only to the provisions of Sections 13.4(d) and 13.4(e) below.

         (b) Environmental Losses for Pre-Existing Conditions Caused or Known by Developer. With respect to any Environmental Losses from a condition that existed at the time of Closing, which arise after the Closing and which were caused by Developer or of which Developer had knowledge prior to Closing, Developer hereby agrees to indemnify, defend and hold harmless Investor and Company from and against all such Environmental Losses, subject only to the provisions of Sections 13.4(d) and 13.4(e) below.

         (c) Other Environmental Losses. All other Environmental Losses, including those that arise from a post-Closing condition or event and those which arise from a condition existing at the time of Closing but that arise more than two years after Closing and which were not caused or known by Developer, shall be the responsibility of the Company and Developer shall not be responsible therefor and the Company hereby agrees to indemnify, defend and hold Developer harmless from and against all such Environmental Losses, subject only to the provisions of Sections 13.4(d) and 13.4(e) below..

         (d) Assumption of Defense.

         (i) If a party entitled to indemnification hereunder (the "Indemnified Party") notifies the party liable for such indemnification (the "Indemnifying Party") of any claim, demand, action, administrative or legal proceeding, investigation or allegation as to which the indemnity provided for in this
Section 13.4 applies (a "Potential Claim"), Indemnifying Party shall assume on behalf of Indemnified Party and conduct with due diligence and in good faith the investigation and defense thereof and the response thereto with counsel reasonably satisfactory to Indemnified Party; provided, that Indemnifying Party shall have the right to cure such matter that is the subject of the Potential Claim (subject to the rights of the owner of the Property at the time of such cure to approve the manner of such cure) if such cure will not result in additional liability or loss of rights to Indemnified Party, and provided further that Indemnified Party have the right to be represented by advisory counsel of its own selection and at its own expense; and provided further, that if any such claim, demand, action, proceeding, investigation or allegation involves both Indemnifying Party and Indemnified Party and Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are inconsistent with or in addition to those available to Indemnifying Party, then Indemnified Party shall have the right to select separate counsel to participate in the investigation and defense of and response to such claim, demand, action, proceeding, investigation or allegation on its own behalf at Indemnifying Party's expense.

         (ii) If any claim, demand, action, proceeding, investigation or allegation arises as to which the indemnity provided for in this Section 13.4 applies, and Indemnifying Party fails to assume as soon as reasonably practical (and in any event within fifteen (15) days after being notified of the claim, demand, action, proceeding, investigation or allegation) the defense of Indemnified Party, then Indemnified Party may contest (or, with the prior written consent of Indemnifying Party, settle) the claim, demand, action, proceeding, investigation or allegation at Indemnifying Party's expense using counsel selected by Indemnified Party; provided, that after any such failure by Indemnifying Party which continues for thirty (30) days or more no such contest need be made by Indemnified Party and settlement or full payment of any claim may be made by Indemnified Party without Indemnifying Party's consent and without releasing Indemnifying Party from any obligations to Indemnified Party under this Section 13.4 if, in the written opinion of reputable counsel to Indemnified Party, the settlement or payment in full is clearly advisable.

         (e) Notice of Losses. If Indemnified Party receives a written notice of Losses that Indemnified Party believes are covered by this Section 13.4, then Indemnified Party shall promptly furnish a copy of such notice to Indemnifying Party. The failure to so provide a copy of the notice to Indemnifying Party shall not excuse Indemnifying Party from its obligations under this Section 13.4; provided, that if Indemnifying Party is unaware of the matters described in the notice and such failure renders unavailable defenses that Indemnifying Party might otherwise assert, or precludes actions that Indemnifying Party might otherwise take, to minimize its obligations hereunder, then Indemnifying Party shall be excused from its obligation to indemnify Indemnified Party against assessments, fines, costs and expenses, if any, which would not have been incurred but for such failure. For example, if Indemnified Party fails to provide Indemnifying Party with a copy of a notice of an obligation covered by the indemnity set out in Sections 13.4(a) or (b) and Indemnifying Party is not otherwise already aware of such obligation, and if as a result of such failure Indemnified Party becomes liable for penalties and interest covered by the indemnity in excess of the penalties and interest that would have accrued if Indemnifying Party had been promptly provided with a copy of the notice, then Indemnifying Party will be excused from any obligation to Indemnified Party to pay the excess and Indemnified Party shall indemnify Indemnifying Party with respect to any such excess.

         13.5 Rights Cumulative. The rights of Investor and the Company under this Article 13 shall be in addition to any other rights and remedies of Investor and the Company against Developer pursuant to CERCLA and Investor and the Company each expressly retain any right of reimbursement or contribution thereunder.

14. NO ASSUMPTION

         14.1 No Assumption. The Company is not and is not deemed to be, a successor of Developer, it being understood that Developer is contributing to and the Company is acquiring only the Property and the rights and obligations arising thereunder; and it is expressly understood and agreed that, except as may otherwise be expressly provided in this Agreement and in the documents delivered at the Closing, Investor has not and does not hereby assume or agree to assume any liability whatsoever of Developer.

15. NOTICES

         15.1 Notices. Any notice, request, demand, instruction or other communication to be given to either party hereunder, except those required to be delivered at the Closing, shall be in writing, and shall be deemed to be delivered (a) upon receipt, if delivered by facsimile, (b) upon receipt if hand delivered, (c) on the first business day after having been delivered to a national overnight air courier service, or (d) three business days after deposit in registered or certified mail, return receipt requested, addressed as follows:

         If to Investor:                 Invesco Realty Advisors
                                         One Lincoln Centre, Suite 700
                                         5400 LBJ Freeway, LB-2
                                         Dallas, Texas  75240
                                         Attention:  Ron Ragsdale
                                         Fax:  972/715-5811

         with additional copies to:      D'Ancona & Pflaum LLC
                                         111 E. Wacker Drive, Suite 2800
                                         Chicago, Illinois  60601-4205
                                         Attention:  J. Kelly Bufton, Esq.
                                         Fax:  312/602-3078

         If to Developer:                Brandywine Operating Partnership, L.P.
                                         14 Campus Boulevard, Suite 100
                                         Newtown Square, Pennsylvania 19073
                                         Attention: President and Chief
                                         Executive Officer and General Counsel
                                         Fax: 610-325-5622

16. MISCELLANEOUS

         16.1 Entire Agreement. This Agreement and the exhibits attached hereto contain the entire agreement between the parties and supersede all prior and contemporaneous agreements or understandings. No modification or amendment of this Agreement shall be of any force or effect unless made in writing and executed by Investor and Developer.

         16.2 Counterparts. This Agreement may be executed in any number of counterparts which together shall constitute the agreement of the parties.

         16.3 Time of the Essence. Time is of the essence with respect to the performance of all obligations provided herein and the consummation of all transactions contemplated hereby.

         16.4 Assignment. This Agreement, and the rights and obligations of Investor hereunder, may be assigned by Investor at any time without the consent of Developer to Bailard, Biehl & Kaiser Properties II, Inc. or to any entity for which Invesco Realty Advisors acts as investment advisor and is of comparable financial capability as Bailard, Biehl & Kaiser Properties II, Inc. Upon any such assignment by Investor, Investor shall have no further obligation or liability hereunder; provided, however, any agreements, waivers or consents made or given by Investor under this Agreement shall be binding upon Investor or any such approved assignee. In the event of any such assignment, Developer agrees to close the transaction contemplated hereunder with the assignee of Investor. Developer may not assign this Agreement without the prior written consent of Investor.

         16.5 Dates. Whenever any determination is to be made or action is to be taken on a date specified in this Agreement, if such date shall fall on Saturday, Sunday or legal holiday under the laws of the Commonwealth of Pennsylvania, then in such event said date shall be extended to the next day which is not a Saturday, Sunday or legal holiday. All references in this Agreement to "the date hereof," "the date of this Agreement" or similar references shall be deemed to refer to the date on which this Agreement, having been executed by Developer and Investor, is received into escrow by the Title Company.

         16.6 Binding on Successors and Assigns. This Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns whenever the context so requires or admits.

         16.7 Records. Investor shall not file this Agreement, nor any memorandum hereof, in any public records without the prior written consent of Developer, and any such memorandum which is filed without such consent shall be, in Developer's sole discretion, automatically deemed null and void; provided, that BRT may file a copy of the Agreement as an exhibit to a filing it may make with the Securities and Exchange Commission (the "SEC").

         16.8 Attorneys' Fees. Should either party hereto institute any action or proceeding in court to enforce any provision hereof or for damages by reason of any alleged breach of any provision of this Agreement or for any other judicial remedy, the prevailing party shall be entitled to receive from the losing party all reasonable attorneys' fees and all court costs in connection with said proceeding.

         16.9 Confidentiality and Public Disclosure. Investor shall hold, and shall instruct all of its employees and agents to hold, all information furnished to it pursuant to this Agreement, and all information which it obtains pursuant to its inspection, testings and investigations contemplate by Article 3 in confidence except as and to the extent required by law. Developer and Investor covenant and agree that they will not issue any press releases or make similar disclosures to any reporting publication disclosing the terms of this Agreement and that they will each hold this Agreement and the particulars thereof and the parties thereto in confidence, except as may be required by law, provided that the foregoing will not restrict the ability of BRT to file this Agreement (and some or all of the exhibits) as an exhibit to a filing it may make with the SEC and to make disclosures regarding the transactions provided for by this Agreement to the extent BRT reasonably believes necessary to enable BRT to comply with SEC regulations. Upon execution and delivery of this Agreement, the parties shall issue a press release approved by both parties with respect to the subject matter of this Agreement.

         16.10 Termination. Upon any termination permitted under the terms of this Agreement by Investor pursuant to the terms of this Agreement, Investor and Developer shall be automatically released and discharged from all further liability and obligations under and in connection with this Agreement, subject however, to the express provisions of this Agreement that provide for survival of certain agreements and indemnities. No termination of this Agreement shall be effective unless executed by the terminating party and delivered to the other party.

         16.11 Reporting Person. The Title Company is hereby designated as the "Reporting Person" pursuant to Section 6045 of the Code and the regulations promulgated thereunder.

         16.12 Paragraph Headings. The paragraph headings contained in the Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several paragraphs hereof.

         16.13 Approvals. During the term of this Agreement, until Investor notifies Developer that Investor has terminated its agreement with Invesco Realty Advisors, Inc. ("Invesco"), any agreements, waivers, or consents required to be given by Investor, may be given by Invesco, and any such consents, waivers or agreements made or given by Invesco in writing as agent for Investor and on behalf of Investor shall be binding upon Investor or any approved assignee.

         16.14 Facsimile Signatures. Executed facsimile copies of this Agreement shall be binding upon the parties herein, and facsimile signatures appearing hereon shall be deemed to be original signatures. Following execution by facsimile by both parties, Investor shall execute four (4) originals of this Agreement and forward by overnight courier to Developer; Developer shall execute such counterparts and deliver same to Escrow Agent the day following receipt thereof from Investor.

         16.15 Exculpation. No recourse shall be had for any obligation of Developer under this Agreement or under any document executed in connection herewith or pursuant hereto, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, shareholder, officer or employee of Developer or Brandywine Realty Trust, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by Investor and all parties claiming by, through or under Investor.

         16.16 AS IS. THE PROPERTIES ARE BEING CONTRIBUTED ON AN "AS IS, WHERE IS" BASIS, AND DEVELOPER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PHYSICAL CONDITION, FITNESS FOR USE, TITLE OR ANY OTHER MATTER RELATING TO THE PREMISES OR THE PROPERTY, EXCEPT AS EXPRESSLY AND SPECIFICALLY SET FORTH IN THIS AGREEMENT. INVESTOR REPRESENTS THAT IT IS KNOWLEDGEABLE OF REAL ESTATE AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE, THAT OF INVESTOR'S CONSULTANTS, AND THE REPRESENTATIONS AND WARRANTIES OF DEVELOPER CONTAINED IN THIS AGREEMENT, SUBJECT, HOWEVER, TO THE LIMITATIONS CONTAINED HEREIN UPON SUCH REPRESENTATIONS AND WARRANTIES, AND THAT DEVELOPER HAS OR SHALL HAVE AFFORDED INVESTOR WITH A FULL AND COMPLETE OPPORTUNITY TO MAKE ITS OWN INDEPENDENT INVESTIGATION OF THE PROPERTY AND ALL MATTERS PERTAINING THERETO DURING THE INSPECTION PERIOD INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF AND, UPON CLOSING, SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY INVESTOR'S INSPECTIONS AND INVESTIGATIONS. INVESTOR ACKNOWLEDGES AND AGREES THAT, UPON CLOSING, DEVELOPER SHALL CONVEY TO THE COMPANY THE PROPERTY "AS IS, WHERE IS" WITH ALL FAULTS, AND THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS (EXCEPT AS HEREIN SPECIFICALLY PROVIDED), COLLATERAL TO OR AFFECTING ANY OF THE PROPERTY BY DEVELOPER ANY AGENT OF OR ANY THIRD PARTY, INVESTOR EXPRESSLY AGREES THAT THE TERMS AND CONDITIONS OF THIS PARAGRAPH SHALL SURVIVE THE CLOSING AND NOT MERGE THEREIN AND DEVELOPER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO IN THIS AGREEMENT.

         16.17 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, and the laws of the United States applicable to transactions in Pennsylvania.

               EXECUTED by Investor on the 8th day of June, 1999.

                        INVESTOR:

                        INVESCO REALTY ADVISORS, INC.

                             By: /s/  Ron Ragsdale
                                ------------------------------------------------

                             Name:   Ron Ragsdale
                                  ----------------------------------------------

                             Title: Vice President
                                   ---------------------------------------------

               EXECUTED by Developer on the 8th day of June, 1999.

                        DEVELOPER:

                        BRANDYWINE OPERATING PARTNERSHIP, L.P.

                         By: Brandywine Realty Trust, its general partner

                             By: /s/  Gerard H. Sweeney
                                ------------------------------------------------

                             Name: Gerard H. Sweeney
                                  ----------------------------------------------

                             Title: President and Chief Executive Officer
                                    --------------------------------------------



                        NICHOLS LANSDALE LIMITED PARTNERSHIP, III

                         By:  Witmer Operating Partnership I, L.P.,
                              its general partner

                             By: Brandywine Witmer, L.L.C., its general partner
                                 -----------------------------------------------

                             By: /s/  Gerard H. Sweeney
                                ------------------------------------------------

                             Title:  President and Chief Executive Officer
                                   ---------------------------------------------

         The undersigned hereby acknowledges receipt of a fully executed original counterpart of this Agreement and agrees to perform the functions of Title Company hereunder as of June 8, 1999. The undersigned further assumes the duties of the "Reporting Person" as described in Section 6045 of the Code and the regulations promulgated thereunder.

                        TITLE COMPANY:

                        COMMONWEALTH LAND TITLE INSURANCE COMPANY

                             By: /s/  M. Gordon Daniels
                                ------------------------------------------------

                             Name: M. Gordon Daniels
                                  ----------------------------------------------

                             Title: Vice President
                                    --------------------------------------------